UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HORIZON ACQUISITION CORPORATION II

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On October 11, 2022, Horizon Acquisition Corporation II (“Horizon” or the “Company”) entered into a Business Combination Agreement, pursuant to which the Company will engage in a business combination transaction with Epic Aero, Inc. (“Epic”) and Flexjet, Inc. (“Flexjet”). Epic owns and operates the private aviation business known as Flexjet, among other business activities.

The Company and Flexjet publicly announced the business combination in the accompanying press release, dated October 11, 2022 (the “Press Release”).

You are encouraged to review the Press Release in connection with your consideration of the proposals included in the Company’s definitive proxy statement filed with the Securities Exchange Commission (the “SEC”) on August 26, 2022 (the “Extension Proxy Statement”), including its proposal by special resolution to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the period of time the Company is afforded to consummate an initial business combination (the “Extension Amendment Proposal”).

About Horizon

Horizon Acquisition Corporation II is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Horizon is sponsored by Horizon Sponsor LLC, an affiliate of Eldridge Industries, LLC (“Eldridge”). Horizon is led by Todd L. Boehly, the Co-founder, Chairman and Chief Executive Officer of Eldridge. Horizon’s securities are traded on the New York Stock Exchange (the “NYSE”) under the ticker symbols HZON, HZON WS and HZON.U. Learn more at https://www.horizonacquisitioncorp-ii.com/

Additional Information and Where to Find It

Horizon urges investors, stockholders and other interested persons to read the Extension Proxy Statement, as well as other documents filed by Horizon with the SEC, because these documents contain important information about Horizon and the Extension Amendment Proposal. The Extension Proxy Statement was also mailed to stockholders of Horizon as of a record date of August 24, 2022, on or about August 30, 2022. Shareholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: HZON.info@investor.morrowsodali.com.

This Schedule 14A does not change the proposals to be acted upon at the extraordinary general meeting scheduled to be held on October 17, 2022, which are described in the Extension Proxy Statement. This Schedule 14A should be read in conjunction with the Extension Proxy Statement. The information set forth in the Extension Proxy Statement continues to apply and should be considered in voting your shares. If you have already submitted your vote, you do not need to take any action.

Participants in Solicitation

Horizon and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Horizon stockholders in connection with the Extension Amendment Proposal. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Horizon’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made in this Schedule 14A are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target”, “believe”, “expect”, “will”, “shall”, “may”, “anticipate”, “estimate”, “would”, “positioned”, “future”, “forecast”, “intend”, “plan”, “project”, “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, (1) uncertainties relating to Horizon’s shareholder approval of the Extension Amendment Proposal, (2) Horizon’s inability to complete an initial business combination within the required time period, and (3) other risks and uncertainties indicated from time to time in the final prospectus of Horizon for its initial public offering dated March 15, 2021 filed with the SEC and the Registration Statement on Form S-1, that includes a preliminary proxy statement/prospectus, including those under “Risk Factors” therein, and in Horizon’s other filings with the SEC.

Horizon cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Horizon does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Horizon does not give any assurance that it will achieve its expectations.

Press Release

Flexjet, a Global Leader in Subscription-Based Private Aviation,

to Become a Public Company Via Business Combination with Horizon Acquisition Corporation II

– Flexjet has entered into a business combination agreement with Horizon Acquisition Corporation II (“Horizon”) (NYSE: HZON); the combined company is expected to trade on the NYSE

– Flexjet’s unique platform provides Fractional Jet Ownership; Private Jet Leasing; Jet Cards; On-Demand Charter and Full Ownership to a highly loyal and growing clientele

– Multi-decade track record of recurring profitable growth with projected estimated 2022 revenue of $2.3 billion, and estimated 2022 Adjusted Management EBITDA of $288 million*

– Transaction implies a pro forma enterprise value for Flexjet of approximately $3.1 billion and is anticipated to close in the second quarter of 2023

– Transaction proceeds are expected to fund fleet, program, and geographic expansion, as well as significant infrastructure expansion, including maintenance support facilities and private terminals

– World-class management team with 40+ years of industry experience and proven track record for driving innovation and growth through focused financial discipline and capital stewardship.

CLEVELAND & GREENWICH, CONN. – October 11, 2022 – Flexjet, Inc. (the “Company”), a global leader in subscription-based private aviation, and Horizon Acquisition Corporation II (“Horizon”) (NYSE: HZON), a publicly traded special purpose acquisition company, announced today a definitive business combination agreement that will result in Flexjet becoming a publicly listed company. Upon the closing of the transaction, Flexjet is expected to be listed on the NYSE under the ticker symbol “FXJ”.

Flexjet is a global leader in the private aviation sector with a full breadth of market offerings that reach private jet users through various branded storefronts that target specific private flying needs. These storefronts include: Flexjet, which focuses on fractional jet ownership and leasing; Sentient Jet, which focuses on jet cards; FXAIR and PrivateFly, which offer on-demand charter programs; as well as Sirio, which focuses on full aircraft ownership.

The Company’s subscription-based recurring revenue model provides the basis for predictable revenue and cash flow. This subscription-based recurring revenue comes from a large, committed customer base of ultra-high-net-worth individuals and Fortune 500 corporations through approximately 10,000 committed contracts. Flexjet’s customers are highly loyal, demonstrated through a 97% retention rate and long-tenured relationships. Over 35% of Flexjet’s fractional customers have been with the Company for more than 10 years and 55% have been with the Company for more than five years.

For over 25 years, Flexjet has set the standard in private aviation with exceptional service and award-winning safety programs, providing its loyal and growing customer base with precise, efficient, and personalized experiences on every trip. Today, the Company delivers unrivaled travel experiences with a fleet of over 250 aircraft and helicopters and a global aviation infrastructure network. The Company’s unique pilot operating model referred to as “Dedicated Crewing” is one that assigns pilots to one specific airplane N-number. This provides an extremely comfortable and safe environment for the Company’s flight crews and the familiarity with their aircraft increases dispatch reliability over similar aircraft not flown with dedicated crews. In conjunction with its dedicated crews, Flexjet has made a commitment to maintaining the highest compensation among its pilot peer group as well as attractive work rules, making Flexjet an employer of choice and reducing pilot attrition during an extremely competitive pilot hiring environment. Flexjet’s average pilot new hire has more than twice the flight hour minimum required for application and 36% of our pilots have been with the Company for more than 15 years.

Flexjet’s distinctive business model, innovative and unique service delivery, proven subscription-based model with consistent profitability, and world-class management team, set it apart from its private aviation industry peers. The Company’s global reach consists of 3,100 employees, including 1,000 nonunion pilots and 450 licensed maintenance technicians across nine office locations in the United States, United Kingdom, and Italy.

Flexjet’s maintenance infrastructure and capabilities are the largest of any private aircraft operator and are a foundational element to all aircraft operations. Competent, timely and coordinated servicing has a crucial impact on fleet readiness and dispatch availability. Flexjet achieves this through a network of 20 mobile maintenance support units that are based throughout the United States and a network of partner facilities across the globe. This unique and innovative investment in one of the most robust maintenance infrastructure networks in the industry ensures consistent and exemplary service and safety, and the integrity of key revenue streams through a relentless focus on aircraft dispatch reliability.

Management Commentary

“Having capital and currency will position us to expand market share at an accelerated pace in an opportunistic environment,” said Kenneth Ricci, Chairman of Flexjet. “We will parlay our existing profitability and use that as a launch pad to accelerate our growth into the next chapter. We are making this decision at a time when we believe the marketplace is expanding at a more aggressive rate. Additionally, the collective infrastructure necessary to operate this model would be very difficult to replicate. Accumulating the aircraft, customer base, global infrastructure, technology, and most importantly, the culture, would take years, if not decades.”

Continued Ricci, “We place a tremendous focus on capital deployment and return on invested capital, and we have an extremely talented management team that has built this company in a very capital-efficient way. We have the infrastructure, we have tremendous depth and commitment from our employee group, and we have a vision.”

“Flexjet’s global presence, aircraft network, and proprietary technology have established the Company as a category leader in private aviation. Eldridge has a long-tenured partnership with this world-class management team and believe that the scale and breadth of Flexjet’s solutions will enable it to continue to capture share in a large and accelerating market,” said Todd Boehly, CEO, CFO and Chairman of Horizon. “I’ve known Kenn and the team for nearly a decade, and their ability to profitably grow Flexjet to what is estimated to be over $2 billion in revenue through an unrivaled product offering and desirable subscription-based business model sets the team apart. We believe this transaction provides Flexjet with ample capital to execute Flexjet’s long-term vision, the ability to continue to serve its loyal customer base, and positions the Company for success in the public markets.”

Transaction Overview

The transaction values the combined company at a pro forma enterprise value of $3.1 billion, representing 10.8x projected 2022 Adjusted Management EBITDA of approximately $288 million. The majority of proceeds in the business combination are expected to be held on the Company’s balance sheet.

The transaction is backstopped with an up to $300 million common equity capital commitment from Eldridge Industries (an affiliate of Horizon’s sponsor) and Horizon’s sponsor, which consists of $155 million in non-redemption agreements and an up to $145 million redemption back-stop. Upon the closing of the transaction and assuming the full redemption back-stop is utilized, existing Flexjet shareholders (which includes affiliates of Eldridge Industries who are current investors in Flexjet) are expected to own 89% of the combined company. In the event there are fewer redemptions from Horizon’s trust account, such ownership percentage would be reduced by existing Horizon public shareholders.

The boards of directors for both Flexjet and Horizon have approved the proposed business combination, which is expected to be completed in the second quarter of 2023, subject to shareholder approvals and other customary closing conditions, as well as successful completion of the pending solicitation of shareholders to extend Horizon’s period to complete a business combination transaction.

Investor Conference Call and Webcast

Flexjet and Horizon will host a joint investor conference call to discuss the business and the proposed transaction today, October 11, 2022, at 8:30 a.m. ET.

To listen to the conference call via telephone, dial (877) 269-7751 (U.S.) or (201) 389-0908 (international callers/U.S. toll) and enter the conference ID number 13733295. To listen to the webcast, please click here. A webcast replay will be available for one year. A telephone replay will be available until Tuesday, October 25, 2022 at (844) 512-2921 using the conference ID number 13733295.

For Investor Relations, including a copy of an investor presentation as filed with the SEC, please visit the Flexjet website at https://investors.flexjet.com or the SEC’s website for Horizon’s filings at https://www.sec.gov/edgar/browse/?CIK=1821788&owner=exclude.

Advisors

Credit Suisse Securities (USA) LLC served as lead financial and capital markets advisor, Deutsche Bank Securities Inc. served as capital markets advisor and RBC Capital Markets, LLC served as financial and capital markets advisor to Horizon. Houlihan Lokey Capital, Inc. served as financial advisor to a special committee of independent directors of the Board of Directors of Horizon.

White & Case LLP is serving as legal advisor to Flexjet, Sidley Austin LLP is serving as legal advisor to Horizon, Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC and Sullivan & Cromwell LLP is serving as legal counsel to Houlihan Lokey Capital, Inc.

About Flexjet

Flexjet, Inc. reaches private jet users through various storefronts that include Flexjet, Sentient Jet, FXAIR, PrivateFly, and Sirio. Focusing on fractional jet ownership and leasing, jet cards, on-demand charter programs, and full aircraft ownership, each storefront has a unique business model and go-to-market strategy. Flexjet’s U.S. fractional aircraft program is the first in the world to be recognized as achieving the Air Charter Safety Foundation’s Industry Audit Standard, is the first and only company to be honored with 22 FAA Diamond Awards for Excellence, upholds an ARG/US Platinum Safety Rating, received a 4AIR Bronze Sustainability Rating and is IS-BAO compliant at Level 2. In Europe, Flexjet is compliant with IS-BAO, is a Wyvern Wingman Certified Operator and holds a 4AIR Silver Sustainability Rating. In 2015, Flexjet introduced Red Label by Flexjet, which features the most modern fleet in the industry, flight crews dedicated to a single aircraft and the LXi Cabin Collection of interiors. To date, Flexjet’s fleet in the U.S. includes the Embraer Phenom 300 and Praetor 500, the Bombardier Challenger 350, and the Gulfstream G450 and G650. Flexjet’s European fleet includes the Embraer Praetor 600 and the Gulfstream G650. Flexjet’s helicopter division sells fractional, lease, and on-demand charter access to its fleet of owned and operated Sikorsky S-76 helicopters serving locations throughout the northeastern United States, United Kingdom and Florida. Flexjet is a member of the Directional Aviation family of companies. For more details on innovative programs and flexible offerings, visit www.flexjet.com or follow us on Twitter @Flexjet and on Instagram @FlexjetLLC.

About Horizon Acquisition Corporation II

Horizon Acquisition Corporation II is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Horizon is sponsored by Horizon Sponsor LLC, an affiliate of Eldridge Industries, LLC (“Eldridge”). Horizon is led by Todd L. Boehly, the Co-founder, Chairman and Chief Executive Officer of Eldridge.  Horizon’s securities are traded on the New York Stock Exchange (the “NYSE”) under the ticker symbols HZON, HZON WS and HZON.U. Learn more at https://www.horizonacquisitioncorp-ii.com/

Additional Information and Where to Find It

In connection with the Business Combination, Horizon and Flexjet intend to prepare, and Flexjet intends to file with the SEC, a Registration Statement on Form S-4 (the “Registration Statement”), and Horizon and Flexjet intend to prepare, and Horizon intends to file with the SEC, a preliminary proxy statement/prospectus and, when available, a definitive proxy statement and final prospectus. When available, Horizon will mail the definitive proxy statement/prospectus and other relevant documents to its shareholders as of a record date to be established for voting on the Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Horizon will send to its shareholders in connection with the Business Combination. Investors and security holders of Horizon are advised to read, when available, the preliminary proxy statement/prospectus in connection with Horizon’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the Business Combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about the Business Combination and the parties to the Business Combination.

Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed by Horizon or Flexjet with the SEC may be obtained, once available, free of charge at the SEC’s website at www.sec.gov.

Forward Looking Statements

Certain statements made in this press release and the documents incorporated by reference herein are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target”, “believe”, “expect”, “will”, “shall”, “may”, “anticipate”, “estimate”, “would”, “positioned”, “future”, “forecast”, “intend”, “plan”, “project”, “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed transactions contemplated by the Business Combination agreement, including the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Horizon’s and the Company’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination agreement; (2) the outcome of any legal proceedings that may be instituted against Horizon or Flexjet following the announcement of the Business Combination agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Horizon and the Company, certain regulatory approvals, or satisfy other conditions to closing in the business combination agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Business Combination agreement or could otherwise cause the transaction to fail to close; (5) the failure to meet the minimum cash requirement of the Business Combination agreement due to Horizon stockholder redemptions and the failure to obtain replacement financing; (6) the inability to complete a concurrent PIPE Investment in connection with the Business Combination; (7) the failure to meet projected development and production targets; (8) the inability to obtain or maintain the listing of Flexjet’s shares of common stock on The New York Stock Exchange following the proposed Business Combination; (9) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (10) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Horizon and Flexjet to each grow and manage growth profitably, and retain its key employees; (11) costs related to the proposed Business Combination; (12) changes in applicable laws or regulations; (13) the possibility that Horizon or the company may be adversely affected by other economic, business, and/or competitive factors; (14) risks relating to the uncertainty of the projected financial information with respect to the Company; (15) risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; (16) the amount of redemption requests made by Horizon’s stockholders; (17) actual or potential conflicts of interest of Horizon’s stockholders and other related parties as a result of certain relationships and transactions with Flexjet and Horizon, including significant ownership interests and business relationships; (18) members of management of Epic Aero, Inc. and their affiliated entities and Eldridge and its affiliates (including Sponsor) will control Flexjet following the consummation of the Business Combination, and their interests may conflict with Flexjet’s or its public stockholders, and such persons will be able to determine the composition of Flexjet’s board of directors and actions requiring stockholder approval, including a sale of Flexjet (including in an unsolicited transaction, which they will be able to block); (19) Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC have in the past had, and may in the future have, engagements with Eldridge and its affiliated entities and (20) other risks and uncertainties indicated from time to time in the final prospectus of Horizon for its initial public offering dated March 15, 2021 filed with the SEC and the Registration Statement on Form S-1, that includes a preliminary proxy statement/prospectus, and when available, a definitive proxy statement and final prospectus relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Horizon’s other filings with the SEC. Horizon cautions that the foregoing list of factors is not exclusive.

Horizon and Flexjet caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Horizon and Flexjet do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. None of Horizon and Flexjet gives any assurance that any of Horizon or Flexjet will achieve its expectations.

Participants in the Solicitation

Horizon and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Horizon’s shareholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Horizon’s shareholders in connection with the Business Combination will be in the Registration Statement, including a proxy statement/prospectus, when it is filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Horizon’s directors and officers in Horizon’s filings with the SEC and such information will also be in the Registration Statement to be filed with the SEC, which will include the proxy statement/prospectus of Horizon for the Business Combination. These documents can be obtained free of charge at the SEC’s website (www.sec.gov).

Flexjet and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Horizon in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus of the Business Combination when available.

Projected Financial Information

This press release contains certain financial forecast information of Flexjet. Such financial forecast information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither the independent auditors of Horizon nor the independent registered public accounting firm of the Company has audited, reviewed, compiled or performed any procedures with respect to the projections for their inclusion in this press release, and accordingly, neither of them expressed an opinion or provided any other form assurance with respect thereto for the purpose of this press release.

* About Non-GAAP Financial Measures

Adjusted Management EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). This non-GAAP measure is an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of this projected non-GAAP financial measure has not been provided and is unable to be provided without unreasonable effort because certain items excluded from this non-GAAP financial measure such as charges related to stock-based compensation expenses and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time.

The Company and Horizon believe this non-GAAP measure of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes. The Company and Horizon believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of the Company does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP.

However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore the Company’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

The Company defines Adjusted Management EBITDA as EBITDA (net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization), as further adjusted to exclude (1) loss / gain on aircraft sale, (2) management fees, (3) other expense / (income), (4) fractional share margin adjustment per credit agreement, (5) sale leaseback adjustment per credit agreement, (6) Sentient jet pricing policy adjustment and (7) customer concessions adjustment. Management does not consider these items to be indicative of the Company’s core operating results.

Contacts

Flexjet Investor Relations

IRComms@Flexjet.com

Flexjet Public Relations

Nicholas Parmelee

The Hubbell Group, Inc.

216.406.5602

nparmelee@hubbellgroup.com

Horizon Acquisition Corporation II

Nadia Damouni

Prosek Partners

646.818.9217

ndamouni@prosek.com